                          SUB-ADMINISTRATION AGREEMENT

     THIS AGREEMENT is made as of ______________, 2001 by and among RS INVESTMENT TRUST, a Massachusetts business trust (the "Fund"), RS INVESTMENT MANAGEMENT, INC., a Delaware corporation ("RSIM") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and RSIM wish to retain the Bank to provide sub-administration services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and the Bank wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.   DEFINITIONS. AS USED IN THIS AGREEMENT:

     (a)  "1933 Act" means the Securities Act of 1933, as amended.
     (b)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (c) "Authorized Person" means any officer of the Fund or RSIM and any other person duly authorized by an officer of the Fund or RSIM to give Oral and Written Instructions on behalf of the Fund or RSIM. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix as such appendix may be amended in writing by the Fund or RSIM from time to time. The Fund or RSIM may limit the scope of an Authorized Person's authority by setting such limitation forth in the Authorized Persons Appendix.

     (d)  "CEA" means the Commodities Exchange Act, as amended.

     (e) "Change of Control" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).

     (f) "Oral Instructions" mean oral instructions received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person.

     (g)  "SEC" means the Securities and Exchange Commission.

     (h) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

     (i) "Shares" means the shares of beneficial interest of any series or class of the Fund.

     (j) "Written Instructions" mean written instructions signed by an Authorized Person and received by the Bank. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund and RSIM hereby appoint the Bank to provide sub-administration services to each Portfolio, in accordance with the terms set forth in this Agreement. The Bank accepts such appointment and agrees to furnish such services.

3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide the Bank with the following:

     (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of the Bank or its affiliates to provide services to each Portfolio and approving this Agreement;

     (b)  a copy of the Fund's most recent effective registration statement;

     (c)  a copy of each Portfolio's advisory agreement or agreements;

     (d) a copy of the distribution agreement with respect to each class of Shares representing an interest in each Portfolio;

     (e) a copy of any additional administration agreement with respect to each Portfolio;

     (f) a copy of any shareholder servicing agreement made in respect of the Fund or any Portfolio; and

     (g) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

4.   COMPLIANCE WITH RULES AND REGULATIONS.

     The Bank undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Bank hereunder. Except as specifically set forth herein, the Bank assumes no responsibility for such compliance by the Fund, RSIM, or any Portfolio.

5.   INSTRUCTIONS.

     (a) Unless otherwise provided in this Agreement, the Bank shall act only upon Oral Instructions and Written Instructions.

     (b) the Bank shall be entitled to rely upon any Oral Instructions or Written Instructions it receives from an Authorized Person (or from a person reasonably believed by the Bank to be an Authorized Person) pursuant to this Agreement. The Bank may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of RSIM or of the Fund's Board of Trustees or of the Fund's shareholders, unless and until the Bank receives Written Instructions to the contrary.

     (c) The Fund or RSIM, as applicable, agrees to forward to the Bank Written Instructions confirming Oral Instructions so that the Bank receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by the Bank shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, the Bank shall incur no liability to the Fund or RSIM in acting upon such Oral Instructions or Written Instructions provided that the Bank's actions comply with the other provisions of this Agreement.

6. RIGHT TO RECEIVE ADVICE.

     (a) ADVICE OF THE FUND. If the Bank is in doubt as to any action it should or should not take, the Bank may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

     (b) ADVICE OF COUNSEL. If the Bank shall be in doubt as to any question of law pertaining to any action it should or should not take, the Bank may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund or the Fund's investment adviser).

     (c) CONFLICTING ADVICE. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions the Bank receives from the Fund or RSIM and the advice the Bank receives from counsel, the Bank may rely upon and follow the advice of counsel, provided that it takes reasonable steps to notify the Fund and RSIM of its intention to follow such advice. In the event the Bank so relies on the advice of counsel, the Bank remains liable for any action or omission on the part of the Bank which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Bank of any duties, obligations or responsibilities set forth in this Agreement.

     (d) PROTECTION OF THE BANK. The Bank shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund, RSIM or from counsel and which the Bank believes, in good faith, to be consistent with those directions, advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon the Bank to seek such directions, advice or Oral Instructions or Written Instructions. Nothing in this subsection shall excuse the Bank when an action or omission on the part of the Bank constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Bank of any duties, obligations or responsibilities set forth in this Agreement.

7.   RECORDS; VISITS.

     (a) The books and records pertaining to RSIM, the Fund (and each Portfolio), respectively, which are in the possession or under the control of the Bank, shall be the property of RSIM or the Fund, respectively. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, RSIM and Authorized Persons, as applicable, shall have access to such books and records at all times during the Bank's normal business hours. Upon the reasonable request of the Fund or RSIM, copies of any such books and records shall be provided by the Bank to the Fund, RSIM or to an Authorized Person, as applicable, at the Fund's or RSIM's expense.

     (b)  The Bank shall keep the following records:

          (i) all books and records with respect to each Portfolio's books of account;

          (ii)  records of each Portfolio's securities transactions; and

          (iii) all other books and records as the Bank is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

8. CONFIDENTIALITY. The Bank agrees to keep confidential all records of the Fund and RSIM and information relating to the Fund, its shareholders and RSIM, unless the release of such records or information is otherwise consented to, in writing, by the Fund or RSIM, as applicable. The Fund and RSIM agree that such consent shall not be unreasonably withheld. Such consent shall not be required where the Bank may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

9. DISASTER RECOVERY. The Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, the Bank shall, at no additional expense to the Fund or RSIM, take reasonable steps to minimize service interruptions. The Bank shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by the Bank's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

10. COMPENSATION. As compensation for services rendered by the Bank during the term of this Agreement, RSIM will pay to the Bank a fee or fees as may be agreed to in writing by RSIM, the Fund and the Bank.

11. INDEMNIFICATION. The Fund, on behalf of each Portfolio, and RSIM agree to indemnify and hold harmless the Bank, its directors, officers, employees and agents against, and hold it and them harmless from, any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses), including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto, arising directly or indirectly from any action or omission to act which the Bank takes hereunder. Neither the Bank, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of the Bank's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement. Any amounts payable by the Fund hereunder shall be satisfied only against the Portfolio's assets and not against the assets of any other investment portfolio of the Fund.

12.  RESPONSIBILITY OF THE BANK.

     (a) The Bank shall be under no duty to take any action on behalf of RSIM, the Fund or the Portfolio except as specifically set forth herein or as may be specifically agreed to by the Bank in writing. The Bank shall be obligated to exercise reasonable care and diligence in the performance of its duties hereunder, and to act in good faith in performing services provided for under this Agreement. The

          Bank shall be liable for any damages arising out of the Bank's failure to perform its duties under this Agreement to the extent such damages arise out of the Bank's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

     (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) the Bank shall not be liable for losses beyond its control, provided that the Bank has acted in accordance with the standard of care set forth above; and (ii) the Bank shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which the Bank reasonably believes to be genuine; or (B) subject to Section 9, delays or errors or loss of data occurring by reason of circumstances beyond the Bank's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

     (c) Notwithstanding anything in this Agreement to the contrary, neither the Bank nor its affiliates shall be liable to RSIM, the Fund or to any Portfolio for any consequential, special or indirect losses or damages which RSIM, the Fund or the Portfolio may incur or suffer by or as a consequence of the Bank's or any affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by the Bank or its affiliates.

     (d) Each of the Fund and RSIM is a beneficiary under this Agreement and shall be entitled to enforce any and all provisions of this Agreement.

13.  DESCRIPTION OF SUB-ADMINISTRATION SERVICES.

     Subject to the supervision and direction of RSIM, the Bank will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in APPENDIX B hereto.

14.  DURATION AND TERMINATION.

     (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety days of receipt of written notice from the non-violating party of such violation.

     (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties hereunder.

15. CHANGE OF CONTROL. Notwithstanding any other provision of this Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Fund's adviser or sponsor, the Fund's and RSIM's ability to terminate the Agreement will be suspended from the time of such agreement until six months after the Change of Control; provided that this provision will not limit the initial term set forth in Section __ hereof (i.e., the Fund and RSIM will not be permitted to terminate the Agreement until the later of the conclusion of the initial term or the conclusion of the 6 month period referenced above).

16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be effective upon receipt.

         Notices shall be addressed:

(a)      if to the Bank, at

         Investors Bank & Trust Company
         200 Clarendon Street, P.O. Box 9130
         Boston, MA  02117-9130
         Attention: Steven Gallant, Director, Client Management
         With a copy to: Andrew Josef, Assistant General Counsel

(b)      if to the Fund, at

         RS Investment Trust
         388 Market Street, Suite 200
          San Francisco, CA  94111
         Attn: Steven Cohen, Chief Financial Officer;

(c)      if to RS Investment Management, Inc.

         388 Market Street, Suite 200
         San Francisco, CA 94111
         Attn: Steven Cohen, Chief Financial Officer;

         or (d) if to none of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

17. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

18. DELEGATION; ASSIGNMENT. The Bank may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of the Bank, provided that (i) the Bank gives the Fund and RSIM 30 days prior written notice of such assignment or delegation, (ii) the assignee or delegate agrees to comply with the relevant provision of the 1940 Act, and
     (iii) the Bank and such assignee or delegate promptly provide such information as the Fund and RSIM may reasonably request, and respond to such questions as the Fund may reasonably ask, relative to the assignment or delegation (including, without limitation, the capabilities of the assignee or delegate).

19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

21.  MISCELLANEOUS.

     (a) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Notwithstanding any provision hereof, the services of the Bank are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Fund, RSIM or any other person.

     (b) The parties agree that the Fund is executing this Agreement on behalf of each Portfolio; that each Portfolio is acting solely on its own behalf separately from any other investment Portfolio of the Fund and not jointly or jointly and severally with any other investment Portfolio of the Fund.

     (c) A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of the Fund as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees, officers, or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

     (d) This Agreement shall be deemed to be a contract made in Massachusetts and governed by Massachusetts law, without regard to principles of conflicts of law.

     (e) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (f) The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                         INVESTORS BANK & TRUST COMPANY


                                         By:
                                             -----------------------

                                         Name:_____________________

                                         Title:
                                               ---------------------



                                         RS INVESTMENT TRUST, on behalf
                                         of its several constituent Portfolios


                                         By:
                                            ----------------------------------


                                         Name:__________________________

                                         Title:
                                               -------------------------------



                                         RS INVESTMENT MANAGEMENT, INC.



                                         By:____________________________

                                         Name:__________________________

                                         Title:___________________________

                                    EXHIBIT A

     THIS EXHIBIT A, dated as of January 1, 1999, is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 1999 among Investors Bank & Trust Company, RS Investment Trust and RS Investment Management, Inc.

                                   PORTFOLIOS

                             RS Emerging Growth Fund

                                                                                                        SUGGESTED FUND AUDITOR
FUNCTION                          INVESTORS BANK & TRUST              RS INVESTMENT TRUST                    OR COUNSEL
-------------------------------   ---------------------------------   --------------------------------  --------------------------
MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
-------------------------------

Monitor portfolio compliance in   Perform tests of certain specific   Continuously monitor portfolio    A/C - Provide consultation
accordance with the current       portfolio activity designed from    activity and Fund operations in   as needed on compliance
Prospectus and SAI.               provisions of the Fund's            conjunction with 1940 Act,        issues.
                                  Prospectus and SAI.  Follow-up on   Prospectus, SAI and any other
                                  potential violations.               applicable laws and regulations.
                                                                      Monitor testing results and
                                                                      approve resolution of compliance
                                                                      issues.

FREQUENCY:  DAILY

Provide compliance summary        Provide a report of compliance      Review report.                    A/C - Provide consultation
package.                          testing results.                                                      as needed.

FREQUENCY:  MONTHLY

Perform asset diversification     Perform asset diversification       Continuously monitor portfolio    A - Provide consultation
testing to establish              tests at each tax quarter end.      activity in conjunction with      as needed in establishing
qualification as a RIC.           Follow-up on issues.                IRS requirements.  Review test    positions to be taken in
                                                                      results and take any necessary    tax treatment of
                                                                      action. Approve tax positions     particular issues. Review
                                                                      taken.                            quarter end tests on a
                                                                                                        current basis.

FREQUENCY:  QUARTERLY

                                                                                                        SUGGESTED FUND AUDITOR
FUNCTION                          INVESTORS BANK & TRUST              RS INVESTMENT TRUST                    OR COUNSEL
-------------------------------   ---------------------------------   --------------------------------  --------------------------
MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
       (CONT.)
-------------------------------

Perform qualifying income         Perform qualifying income testing   Continuously monitor portfolio    A - Consult as needed on
testing to establish              (on book basis income, unless       activity in conjunction with      tax accounting positions
qualification as a RIC.           material differences are            IRS requirements.  Review test    to be taken.  Review in
                                  anticipated) on quarterly basis     results and take any necessary    conjunction with year-end
                                  and as may otherwise be necessary.  action. Follow-up on issues.      audit. Approve tax
                                                                                                        positions taken.

FREQUENCY:  QUARTERLY

Prepare the Fund's annual         Prepare preliminary expense         Provide asset level projections.
expense budget. Establish         budget. Notify fund accounting      Approve expense budget.
daily accruals.                   of new accrual rates.

FREQUENCY:  ANNUALLY

Monitor the Fund's expense        Monitor actual expenses updating    Provide asset level projections   C/A - Provide consultation
budget.                           budgets/ expense accruals.          quarterly.  Provide vendor        as requested.
                                                                      information as necessary.
                                                                      Review expense analysis and
                                                                      approve budget revisions.

FREQUENCY:  MONTHLY

                                                                                                        SUGGESTED FUND AUDITOR
FUNCTION                          INVESTORS BANK & TRUST              RS INVESTMENT TRUST                    OR COUNSEL
-------------------------------   ---------------------------------   --------------------------------  --------------------------
MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
       (CONT.)
-------------------------------

Receive and coordinate payment    Propose allocations of invoice      Approve invoices and allocations
of fund expenses.                 among Funds and obtain authorized   of payments.  Send invoices to
                                  approval to process payment.        IBT in a timely manner.

FREQUENCY:  AS OFTEN AS NECESSARY

Calculate periodic dividend       Calculate amounts available for     Establish and maintain dividend   C -  Review dividend
rates to bedeclared in accordance distribution.  Coordinate review    and distribution policies.        resolutions in conjunction
with management guidelines.       by management and/or auditors.      Approve distribution rates per    with Board approval.
                                  Notify custody and transfer         share and aggregate amounts.
                                  agent of authorized dividend        Obtain Board approval when        A - Review and concur with
                                  rates in accordance with Board      required.                         proposed distributions
                                  approved policy.  Report
                                  dividends to Board as required.

FREQUENCY:  MONTHLY/ANNUALLY

                                                                                                        SUGGESTED FUND AUDITOR
FUNCTION                          INVESTORS BANK & TRUST              RS INVESTMENT TRUST                    OR COUNSEL
-------------------------------   ---------------------------------   --------------------------------  --------------------------
MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
       (CONT.)
-------------------------------

Calculate total return            Provide total return calculations.  Review total return information.
information on Funds as defined
in the current Prospectus and
SAI.

FREQUENCY:  MONTHLY

Prepare responses to major        Prepare, coordinate as necessary,   Identify the services to which the
industry questionnaires.          and submit responses to the         Funds report.  Provide information
                                  appropriate agency.                 as requested.

FREQUENCY:  AS OFTEN AS NECESSARY

Prepare disinterested trustee     Summarize amounts paid to           Provide social security numbers
Form 1099-Misc.                   trustees during the calendar        and current mailing address for
                                  year.  Prepare and mail Form        trustees.  Review and approve
                                  1099-Misc.                          information provided for Form
                                                                      1099-Misc.

FREQUENCY:  ANNUALLY

                                                                                                          SUGGESTED FUND AUDITOR
FUNCTION                          INVESTORS BANK & TRUST              RS INVESTMENT TRUST                      OR COUNSEL
-------------------------------   ---------------------------------   --------------------------------    ------------------------
     FINANCIAL REPORTING
-------------------------------

Prepare financial information     Prepare selected portfolio and      Review financial information.
for presentation to Fund          financial information for
Management and Board of           inclusion in board material.
Directors.

FREQUENCY:  QUARTERLY

Coordinate the annual audit       Coordinate the creation of          Provide past financial statements   A - Perform audit and
and semi-annual preparation and   templates reflecting client-        and other information required to   issue opinion on annual
printing of financial             selected standardized appearance    create templates, including report  financial statements.
statements and notes with         and text of financial statements    style and graphics.  Approve
management, fund accounting and   and footnotes.  Draft and manage    format and text as standard.        A/C - Review reports.
the fund auditors.                production cycle.  Coordinate       Approve production cycle and
                                  with IBT fund accounting the        assist in managing to the cycle.
                                  electronic receipt of portfolio     Coordinate review and approval by
                                  and general ledger information.     portfolio managers of portfolio
                                  Assist in resolution of accounting  listings to be included in
                                  issues.  Using templates, draft     financial statements.  Prepare
                                  financial statements, coordinate    appropriate management letter and
                                  auditor and management review, and  coordinate production of
                                  clear comments. Coordinate          Management Discussion and
                                  printing of reports and EDGAR       Analysis.  Review and approve
                                  conversion with outside printer     entire report.  Make appropriate
                                  and filing with the SEC via EDGAR.  representations in conjunction with audit.

FREQUENCY:  ANNUALLY/SEMI-ANNUALLY

                                      19

                                                                                                        SUGGESTED FUND AUDITOR
FUNCTION                          INVESTORS BANK & TRUST              RS INVESTMENT TRUST                    OR COUNSEL
-------------------------------   ---------------------------------   --------------------------------  --------------------------
           LEGAL
-------------------------------

Prepare and file Form N-SAR.      Prepare form for filing. Obtain     Provide appropriate responses.    C - Review initial filing.
                                  any necessary supporting            Provide applicable Exhibits to    A - Provide annual audit
                                  documents.  File with SEC via       attach to filing. Review and      internal control letter
                                  EDGAR.                              authorize filing.                 to accompany the annual
                                                                                                        filing.

FREQUENCY:  SEMI-ANNUALLY

Assist the preparation and        Accumulate capital stock            Review and approve capital        A/C - Review informally
filing of Form 24f-2 Notice.      information.                        stock worksheet.                  when requested

FREQUENCY:  ANNUALLY

Respond to regulatory audits.     Compile and provide documentation   Coordinate with regulatory        C - Provide consultation
                                  pursuant to audit requests.         auditors to provide requested     as needed.
                                  Assist client in resolution of      documentation and resolutions
                                  audit inquiries.                    to inquiries.

FREQUENCY:  AS NEEDED (AT LEAST ANNUALLY)

                                                                                                        SUGGESTED FUND AUDITOR
FUNCTION                          INVESTORS BANK & TRUST              RS INVESTMENT TRUST                    OR COUNSEL
-------------------------------   ---------------------------------   --------------------------------  --------------------------
            TAX
-------------------------------

Prepare income tax provisions.    Calculate investment company        Provide transaction information   A - Provide consultation
                                  taxable income, net tax exempt      as requested.  Identify Passive   as needed in establishing
                                  interest, net capital gain and      Foreign Investment Companies      positions to be taken in
                                  spillback dividend requirements.    (PFICs).  Approve tax accounting  tax treatment of
                                  Identify book-tax accounting        positions to be taken.  Approve   particular issues.
                                  differences.  Track required        provisions.                       Perform review in
                                  information relating to                                               conjunction with the
                                  accounting differences.                                               year-end audit.

FREQUENCY:  ANNUALLY

                                                                                                        SUGGESTED FUND AUDITOR
FUNCTION                          INVESTORS BANK & TRUST              RS INVESTMENT TRUST                    OR COUNSEL
-------------------------------   ---------------------------------   --------------------------------  --------------------------
        TAX (CONT.)
-------------------------------

Calculate excise tax              Calculate required distributions    Provide transaction information   A - Provide consultation
distributions                     to avoid imposition of excise tax.  as requested.  Identify Passive   as needed in establishing
                                  - Calculate capital gain net        Foreign Investment Companies      positions to be taken in
                                    income and foreign currency       (PFICs).  Approve tax accounting  tax treatment of
                                    gain/loss through October 31.     positions to be taken.  Review    particular issues.  Review
                                  - Calculate ordinary income and     and approve all income and        and concur with proposed
                                    distributions through a           distribution calculations,        distributions per share.
                                    specified cut off date .          including projected income and
                                  - Project ordinary income           dividend shares.  Approve
                                    from cut off date to December     distribution rates per share and
                                    31.                               aggregate amounts.  Obtain Board
                                  - Ascertain dividend shares.        approval when required.
                                  Identify book-tax accounting
                                  differences. Track required
                                  information relating to
                                  accounting differences.
                                  Coordinate review by
                                  management and fund auditors.
                                  Notify custody and transfer
                                  agent of authorized dividend
                                  rates in accordance with
                                  Board approved policy. Report
                                  dividends to Board as
                                  required.

FREQUENCY:  ANNUALLY

                                      22

                                                                                                         SUGGESTED FUND AUDITOR
FUNCTION                          INVESTORS BANK & TRUST               RS INVESTMENT TRUST                    OR COUNSEL
-------------------------------   ---------------------------------    --------------------------------  -------------------------
        TAX (CONT.)
-------------------------------

Prepare tax returns               Prepare excise and RIC tax           Review and sign tax return        A - Review and sign tax
                                  returns.                                                              return as preparer.

FREQUENCY:  ANNUALLY

Prepare Form 1099                 Obtain yearly distribution           Review and approve information
                                  information.  Calculate 1099         provided for Form 1099.
                                  reclasses and coordinate with
                                  transfer agent.

FREQUENCY:  ANNUALLY

Prepare other year-end            Obtain yearly income distribution    Review and approve information
tax-related disclosures           information.  Calculate disclosures  provided.
                                  (i.e., dividend received deductions,
                                  foreign tax credits, tax-exempt
                                  income, income by jurisdiction) and
                                  coordinate with transfer agent.

FREQUENCY:  ANNUALLY

                           AUTHORIZED PERSONS APPENDIX

NAME (TYPE)                                             SIGNATURE

__________________________                         __________________________

__________________________                         __________________________

__________________________                         __________________________

__________________________                         __________________________

__________________________                         __________________________

__________________________                         __________________________



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